AXA Equitable Life Insurance Company

STRUCTURED CAPITAL STRATEGIES® PLUS

Application for an Individual Variable and Index Linked Deferred Annuity

Regular Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive
6th Floor
Secaucus, NJ 07094-3619

For Assistance, please call 888-517-9900
www.axa.com

PLEASE PRINT

REQUIRED

1. Contract Type (Check one) ☐ Non-Qualified ☐ Traditional IRA ☐ Roth IRA
☐ Qualified Plan Defined Contribution (DC) ☐ Qualified Plan Defined Benefit (DB)

REQUIRED

2. Total Initial Contribution(s)

Initial Contribution $________________ (Minimum $25,000) **Estimated Value Required In Case of Transfer**

Specify Method(s) of Payment:
☐ Direct Transfer (IRA or Roth IRA)
☐ Rollover (IRA or Roth IRA)
☐ 1035 Exchange (NQ)
☐ CD or Mutual Fund Proceeds (NQ)
☐ Check or Wire (make check payable to: AXA Equitable)
☐ Registered Representative/Client will request funds (IRA or Roth IRA) (AXA Equitable's assistance in collecting funds not required.)

REQUIRED

3. Account Registration **(Must be a legal resident of U.S. or U.S. territories)**

(Check one)
☐ **Individual** ☐ **UGMA/UTMA** (Child's SSN ________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.
☐ **Trust** ☐ **Qualified Plan Trust (DC/DB)** ☐ **Other Non-Natural Owner** ☐ **Custodian (IRA/ROTH)**

A. Owner

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ____________ **Daytime Phone #** ____________

Owner Name ____
(First) **(Middle Initial)** **(Last)**

Owner Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ________________

____
U.S. Primary Resident Address only – No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Email Address ____

REQUIRED

B. PATRIOT Act Information **Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.**

U.S. Citizen ☐ Yes ☐ No If **yes**, check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID
If **no**, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

____
Identification/Passport # Exp. Date U.S. Visa Type (if applicable)

____
Your Employer's Name Your Occupation

C. Joint Owner **(Must be a legal resident of U.S. or U.S. territories) NQ Only**

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ________ **Daytime Phone #** ________

Name ________
(First) **(Middle Initial)** **(Last)**

Relationship to Owner (Check one) ☐ **Spouse** ☐ **Other**

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ________

U.S. Primary Resident Address only – No P.O. Box City State Zip Code

Email Address ________

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant **(Required if other than Owner.)** Annuitant must complete the PATRIOT Act Information section 3B on the previous page if the owner is NOT an individual.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ________ **Daytime Phone #** ________

Name ________
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ________

U.S. Primary Residential Address only – No P.O. Box City State Zip Code

E. Joint Annuitant **Only complete this section if this is a NQ 1035 Exchange of a contract with existing joint annuitants who are spouses.**

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ________ **Daytime Phone #** ________

Name (First) (Middle Initial) (Last) **Taxpayer Identification Number (Check one)** ☐ **SSN** ☐ **ITIN**

U.S. Primary Residential Address only – No P.O. Box City State Zip Code

4. Beneficiary(ies) **(Please use Special Instructions for Additional Beneficiaries.)**

REQUIRED

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ________ ____%
Primary Beneficiary Name
Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ________
Date of Birth (MM/DD/YYYY)
Address
Phone #

2. ________ ____%
Primary Beneficiary Name
Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ________
Date of Birth (MM/DD/YYYY)
Address
Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

4. Beneficiary(ies) (cont'd) **(Please use Special Instructions for Additional Beneficiaries.)**

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

B. Contingent

1. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

5. Death Benefit Election **Optional**

This optional rider is purchased for an additional charge. You should read the prospectus and any applicable supplements, as well as the disclosure on page 6 of this application for more complete information including restrictions, charges and other information that applies to this feature before making a selection.

- Return of Premium Death Benefit is declined unless you check the box below.

☐ Return of Premium Death Benefit (Owner/Joint Owners issue ages **0–75** only. Not available for non-spousal Joint Owners and a Non-Natural Owner with Joint Annuitants.)

6. Dollar Cap Averaging (DCA) **Optional**

Check box for one time period. ☐ 3 months ☐ 6 months

By checking one of the two boxes above, I acknowledge that:

- 100% of the initial contribution will be allocated to the Dollar Cap Averaging Account.
- Performance Cap Thresholds are not permitted while invested in a Dollar Cap Averaging program.
- You must complete Section 7A below. Section 7B is not available if Dollar Cap Averaging is elected.
- The Dollar Cap Averaging account invests in the EQ/Money Market fund.
- The funds will be systematically transferred monthly from the DCA account into Segment Type Holding Accounts and will be transferred to the Segment(s) on the Segment Start Date if all the Segment Participation Requirements are met.

7. Investment Selection

REQUIRED

- You must allocate your initial contribution to the Structured Investment Options in Section 7A and/or the Variable Investment Options in Section 7B.
- All future contributions will be allocated according to the percentages below unless indicated otherwise.
- If you elected Dollar Cap Averaging in Section 6, your initial contribution will be allocated 100% to the Dollar Cap Averaging EQ/Money Market and the Dollar Cap Averaging transfers will be allocated according to your allocation instructions provided below.

7. Investment Selection (cont'd)

REQUIRED

7A. Structured Investment Option: Segment Selection

(Please use whole percentages in this section.)

I. If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment (s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection (s) below provided that all Segment Participation Requirements specified in the Contract are met.

II. **Performance Cap Threshold:** is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment.

IF YOU ELECTED DCA IN SECTION 6 YOU MAY NOT ELECT A PERFORMANCE CAP THRESHOLD.

- If the Performance Cap Rate we set for the Segment is less than the Performance Cap Threshold you set, this will result in amounts not being transferred to an available Segment while your Performance Cap Threshold is in effect.
- Although not required, you have the ability to choose a Performance Cap Threshold for some or all individual Segment Type(s).
- To choose your Performance Cap Threshold, **please check the box below and complete the Performance Cap Threshold Form.** The completed form must be submitted along with this application to our Processing Center.

☐ I want to choose a Performance Cap Threshold and have included the required form.

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %
Annual Lock Segments		**Standard Segments**	
S&P 500 Annual Lock 6 Yr 10% Buffer	______%	S&P 500 6 Year 10% Buffer	______%
Russell 2000 Annual Lock 6 Yr 10% Buffer	______%	S&P 500 6 Year 20% Buffer	______%
MSCI EAFE ETF Annual Lock 6 Yr 10% Buffer	______%	S&P 500 6 Year 30% Buffer	______%
		Russell 2000 6 Year 10% Buffer	______%
		Russell 2000 6 Year 20% Buffer	______%
		Russell 2000 6 Year 30% Buffer	______%
		MSCI EAFE ETF 6 Year 10% Buffer	______%

7B. Variable Investment Options

(Please use whole percentages)

EQ/Money Market ______% AXA Balanced Strategy ______%

7C. Contribution Allocation Total

Structured Investment Option Total _____% **+** ***Variable Investment Options Total*** _____% **=** 100%

8. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Registered Representative, which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Registered Representative's, ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

REQUIRED

9. Current Insurance **BOTH questions in the Owner Response and the Registered Representative Response columns must be completed and match for the contract to be issued.**

Replacement Questions	Owner Response	Registered Representative Response
1. Do you have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new AXA contract

COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.

10. Fraud Warnings

Alabama/Arkansas/District of Columbia/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/Kentucky/Maine/Tennessee:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Kansas:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **Vermont:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • **All other states:** Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

12. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]: ____________________

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1] Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

REQUIRED

13. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- Amounts I allocate to any of the Segment Types will first be allocated according to the Contribution Allocation percentages listed to the applicable Segment Type Holding Account. Amounts will be transferred from the Segment Type Holding Account to the applicable Segment on the next available Segment Start Date provided that the Performance Cap Rate we declare on the Segment Start Date is at least equal to any Performance Cap Threshold I specified and all other Segment Participation Requirements specified in the Contract are met.
- If the Performance Cap Rate AXA Equitable sets on a given Segment Start Date is less than the Performance Cap Threshold ("PCT") that I specify and that is in effect on that Segment Start Date, any account value I have in the applicable Segment Type Holding Account will not be transferred into that Segment. If I do not specify a PCT, then funds will transfer into a new Segment on all available Segment Start Dates.
- Each Segment in the Structured Investment Option provides a rate of return tied to the performance of specified index or exchange traded fund. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.
- The Annual Lock Performance Cap Rate does not change during the duration of the Annual Lock Segment. The Annual Lock Segment performance may be different than that of the other segments of similar duration or that track similar indices.
- **Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.**
- The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
- Amounts withdrawn from the Contract may be subject to a withdrawal charge.
- In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code and therefore the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Registered Representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company.
- Structured Capital Strategies® PLUS is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with AXA Equitable and any related products.
- The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by AXA Equitable. The Structured Capital Strategies® PLUS contract is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® PLUS contract.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- There is an additional charge if the Return of Premium Death Benefit ("ROP DB") is elected.
- The ROP DB cannot be terminated once it is elected.
- The ROP DB does not provide an Annuity Account Value or Cash Value and cannot be withdrawn.
- If I/We elect the ROP DB, the maximum age I/We may make contributions to the Contract will be through age 75 or first Contract Date Anniversary if later) of the older of the original Owner or Annuitant.
- Withdrawals under the Contract may reduce my ROP DB.
- The ROP DB may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit.
- For jointly owned Contracts, the ROP DB is payable upon the death of the surviving Joint Owner provided the Joint Owners are married at issuance of the contract and continue to be married upon the death of the first Joint Owner.
- If the Joint Owners divorce, AXA Equitable must be notified using a form acceptable to us of the change in marital status and of the designation of the single Owner of the contract before we will remove the joint measuring life. The notice must be signed by both Joint Owners and must be received by AXA Equitable while both Joint Owners are alive in order for the ROP DB to be payable upon the death of the single Owner. I/We understand that if AXA Equitable is not notified using a form acceptable to us before the death of either former spouse and signed by both Joint Owners, then the Cash Value, not the ROP DB, will be payable and the fees for the ROP DB will not be returned.
- If I/We change the Owner of the Contract, the original Owner will remain as the measuring life for the ROP DB. I/We understand that if the new Owner dies before the original Owner, the Cash Value under the Contract is payable. The ROP DB is not payable if the original Owner is still alive at the time of the new Owner's death.

***Prospectus Information*: I acknowledge that I have received the most current prospectus and supplements, for the Structured Capital Strategies® PLUS. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals.**

13. Signature and Acknowledgements (cont'd)

REQUIRED

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ **Yes.** By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 877-899-3743, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

CONTRACT STATE:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the application was signed (the state of sale) *or* ☐ I work or maintain a business in the state where the application was signed (the state of sale). **(Check one)**

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

X ______________________________

Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________________

Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________________

Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

X ______________________________

Joint Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

14. Registered Representative Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ______________________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X ______________________________

Primary Registered Representative Signature | Social Security Number | Rep Code

______________________________ %

Print Name | Phone Number

Client Account Number | Email Address | Rep Location

X ______________________________

Registered Representative Signature | Social Security Number | Rep Code

______________________________ %

Print Name | Phone Number

Registered Representative Use Only. Contact your home office for option information.

☐ **Option I** ☐ **Option II** ☐ **Option III**

Once selected, option cannot be changed